UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 8.01 Other Events.

On June 25, 2010, the registrant, EpiCept Corporation (the "Company"), entered into a Securities Purchase Agreement with certain investors relating to the issuance and sale in a public offering of approximately 6.1 million shares (the "Shares") of the Company’s common stock, par value $.0001 per share (the "Common Stock"), at a price of $1.10 per share and warrants to purchase approximately 10.7 million shares of Common Stock (the "Warrants," and together with the Shares, the "Securities"). The closing occurred on June 30, 2010. Net proceeds to the Company from the sale of the Securities will be approximately $6.2 million. The Company intends to use the net proceeds it receives to meet the Company’s working capital needs and for general corporate purposes. The proceeds of this offering together with existing cash are expected to be sufficient to fund operations into the fourth quarter of 2010. A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Warrants, which consist of the Series A Warrants and the Series B Warrants, have an initial exercise price of $1.57 per share, and may be exercised at any time and from time to time on or after 181 days following the closing date of the offering. The Series A Warrants to purchase 4,602,273 shares of common stock have a term of five years, commencing 6 months from the closing date of the transaction, and the Series B Warrants to purchase 6,136,363 shares of common stock have a term of one year and ten days, commencing 6 months from the closing date of the transaction. The exercise price and number of shares issuable upon exercise of the warrants are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices. EpiCept shall have the right to call the Series B Warrants if the company’s common stock trades above $2.00 per share for at least twenty consecutive trading days. Copies of the forms of Series A Warrant and Series B Warrant are attached hereto and incorporated herein by reference as Exhibits 4.1 and 4.2, respectively.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the offering. A copy of the Placement Agent Agreement is attached hereto and incorporated herein by reference as Exhibit 10.2.

The Securities were offered under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-160571), which was declared effective on July 23, 2009, and contained a base prospectus. The Company filed a prospectus supplement relating to the offering with the Securities and Exchange Commission on June 29, 2010.

The foregoing is a summary of the terms of the Securities Purchase Agreement, Placement Agent Agreement and Forms of Series A Warrant and Series B Warrant and is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.

The Company issued a press release announcing the offering on June 28, 2010. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Form of Series A Warrant.
4.2 Form of Series B Warrant.
5.1 Opinion of Eilenberg & Krause LLP
10.1 Securities Purchase Agreement, dated June 25, 2010.
10.2 Placement Agent Agreement, dated June 22, 2010.
99.1 Press release, dated June 28, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

July 1, 2010	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
5.1	Opinion of Eilenberg & Krause LLP
10.1	Securities Purchase Agreement, dated June 25, 2010.
10.2	Placement Agent Agreement, dated June 22, 2010.
99.1	Press release, dated June 28, 2010.